                                                            Exhibit 21

SUBSIDIARY LISTING OF PHILLIPS 66
At December 31, 2020

Company Name	Incorporation Location
Asamera Oil (US) Inc.	Montana
C.S. Land, Inc.	California
Central Retail Holdings LLC	Delaware
Douglas Oil Company of California	California
Gray Oak Holdings LLC	Delaware
Harrogate Investments Limited	Ireland
JET Energy Trading GmbH	Germany
JET Petrol Limited	Northern Ireland
JET Petroleum Limited	England
JET Retail UK Limited	England
JET Tankstellen Austria GmbH	Austria
JET Tankstellen Deutschland GmbH (CPGG)	Germany
Kansas City Retail and Convenience LLC	Delaware
Kayo Oil Company	Delaware
Kenworth Limited	England
KHQ LLC	Delaware
Linden Service Station Limited	England
Linden Urban Renewal Limited Partnership	New Jersey
Merey Sweeny LLC	Delaware
OK CNG 5, LLC	Oklahoma
Phillips 66 Alliance Dock LLC	Delaware
Phillips 66 Alliance H2PL LLC	Delaware
Phillips 66 Aviation LLC	Delaware
Phillips 66 Canada Ltd.	Alberta
Phillips 66 Capital Holdings LLC	Delaware
Phillips 66 Carrier LLC	Delaware
Phillips 66 Central Europe Inc.	Delaware
Phillips 66 Communications Inc.	Delaware
Phillips 66 Company	Delaware
Phillips 66 Continental Holding GmbH	Germany
Phillips 66 CS Limited	England
Phillips 66 DAPL Holdings LLC	Delaware
Phillips 66 ETCO Holdings LLC	Delaware
Phillips 66 European Power Limited	England
Phillips 66 Export Terminal Alpha LLC	Delaware
Phillips 66 Export Terminal Bravo LLC	Delaware
Phillips 66 Export Terminal Charlie LLC	Delaware
Phillips 66 Export Terminal Delta LLC	Delaware
Phillips 66 Export Terminal LLC	Delaware
Phillips 66 Funding Ltd.	Cayman

Phillips 66 GmbH	Switzerland
Phillips 66 Gulf Coast Pipeline LLC	Delaware
Phillips 66 Gulf Coast Properties Alpha LLC	Delaware
Phillips 66 Gulf Coast Properties Bravo LLC	Delaware
Phillips 66 Gulf Coast Properties LLC	Delaware
Phillips 66 International Holdings Company	Delaware
Phillips 66 International Investments Ltd.	Cayman
Phillips 66 International Trading Pte. Ltd.	Singapore
Phillips 66 Investment Holdings LLC	Delaware
Phillips 66 Ireland Pension Trust Limited	Ireland
Phillips 66 LCR Isomerization LLC	Delaware
Phillips 66 Limited	England
Phillips 66 Partners Finance Corporation	Delaware
Phillips 66 Partners GP LLC	Delaware
Phillips 66 Partners Holdings LLC	Delaware
Phillips 66 Partners LP	Delaware
Phillips 66 Pension Plan Trustee Limited	England
Phillips 66 Pipeline LLC	Delaware
Phillips 66 Project Development Inc.	Delaware
Phillips 66 Sand Hills LLC	Delaware
Phillips 66 Southern Hills LLC	Delaware
Phillips 66 Spectrum Corporation	Delaware
Phillips 66 Stillwater Retail Corporation	Delaware
Phillips 66 Stillwater Retail One LLC	Delaware
Phillips 66 Stillwater Retail Two LLC	Delaware
Phillips 66 Sweeny Crude Export LLC	Delaware
Phillips 66 Sweeny Frac 2 A LLC	Delaware
Phillips 66 Sweeny Frac 2 B LLC	Delaware
Phillips 66 Sweeny Frac 2 C LLC	Delaware
Phillips 66 Sweeny Frac 2 LLC	Delaware
Phillips 66 Sweeny Frac LLC	Delaware
Phillips 66 Sweeny-Freeport 2 Pipeline LLC	Delaware
Phillips 66 Sweeny-Freeport A LLC	Delaware
Phillips 66 Sweeny-Freeport B LLC	Delaware
Phillips 66 Sweeny-Freeport LLC	Delaware
Phillips 66 Treasury Limited	England
Phillips 66 TS Limited	England
Phillips 66 UK Development Limited	England
Phillips 66 UK Funding Limited	England
Phillips 66 UK Holdings Limited	England
Phillips 66 WRB Partner LLC	Delaware
Phillips Chemical Holdings LLC	Delaware
Phillips Gas Company LLC	Delaware
Phillips Gas Company Shareholder, Inc.	Delaware
Phillips Utility Gas Corporation	Delaware
Pioneer Investments Corp.	Delaware
Pioneer Pipe Line Company	Delaware

Qingdao Phillips 66 Energy Co. Ltd.	China
Radius Insurance Company	Cayman
Salt Lake Terminal Company	Delaware
Sentinel Transportation, LLC	Delaware
SHC Insurance Company	Texas
Spirit Insurance Company	Vermont
Sweeny Cogeneration LLC	Delaware
WesTTex 66 Pipeline LLC	Delaware
West Retail Holdings LLC	Delaware

Certain subsidiaries are not listed since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary at December 31, 2020.
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